OLD MUTUAL ADVISOR FUNDS

                                   RULE 18F-3
                               MULTIPLE CLASS PLAN
                                  (THE "PLAN")
                                  __ JULY 2004

         Old Mutual Advisor Funds (the "Trust"), a registered investment company that currently consists of the portfolios listed in Schedule A hereto (each, a "Portfolio" and, collectively, the "Portfolios"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each Portfolio.

A. Attributes of Share Classes

         1. The rights of each class of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each Class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached as Schedule B hereto.

         2. With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution fees ("Rule 12b-1 fees") in connection with any distribution plan for such class adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan") and will separately bear any other shareholder service fees ("Service Fees") that are made under any service plan for such class, which may or may not be adopted pursuant to Rule 12b-1 under the 1940 Act, or related servicing agreement entered into with respect to that class, which are not contemplated by or within the scope of the Rule 12b-1 Plan; and (iii) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B. Expense Allocations

         Rule 12b-1 fees relating to each class of shares associated with any Rule 12b-1 Plan or any Service Fees relating to each class of shares are (or will be) borne exclusively by that class. All other expenses shall be allocated

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such that each class shall bear proportionately all other expenses incurred by a
Portfolio based on the relative net assets attributable to each such class.

C. Allocation of Income, Gains and Losses

         Except to the extent provided in the following sentence, each Portfolio will allocate income and realized and unrealized capital gains and losses to a class based on the relative net assets of each class. Notwithstanding the foregoing, each Portfolio that declares dividends on a daily basis will allocate income on the basis of settled shares.

D. Waiver of Fees and Reimbursement of Expenses

         A Portfolio's adviser, sub-adviser, underwriter or any other provider of services to the portfolio may waive fees payable by, or reimburse expenses of, a class, to the extent that such fees and expenses are payable, or have been paid, to the provider, and have been allocated solely to that class as a class expense. Such provider may also waive fees payable, or reimburse expenses paid, by all classes in a Portfolio to the extent such fees and expenses have been allocated to such classes in accordance with relative net assets.

E. Exchange Privileges.

         Exchanges of shares shall be permitted between Portfolios as follows:

             (a) Shares of a Portfolio generally may be exchanged for shares of the same class of another Portfolio or where so provided for in the Portfolio's prospectus, and/or statement of additional information (together the "Prospectus") subject to such exceptions and such terms and limitations as are disclosed in the Portfolio's Prospectus.

             (b) Shares of a Portfolio generally may not be exchanged for shares of a different class of that Portfolio or another Portfolio subject to such exceptions and such terms and limitations as are disclosed in the Portfolio's Prospectus.

             (c) Depending upon the Portfolio from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Portfolio's Prospectus.

F. Service Fees and Distribution Fees.

         The Rule 12b-1 fees and Service Fees applicable to any class shall be those set forth in the Portfolio's Prospectus, relevant portions of which are incorporated herein by this reference. All other terms and conditions with

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respect to Rule 12b-1 fees and Service Fees shall be governed by the Rule 12b-1
Plan adopted by the Portfolio with respect to such fees and Rule 12b-1 of the 1940 Act and any Service Plan, respectively.

G. Amendment of Plan; Periodic Review

         This Plan must be amended to describe properly (through additional exhibits hereto) each new class of shares, upon the approval of each new class by the Board of Trustees.

         The Board of Trustees of the Trust, including a majority of the independent Trustees must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

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                                   SCHEDULE A

                            OLD MUTUAL ADVISOR FUNDS

                                  NAME OF FUNDS

Name of Fund                                                      Date Added

OM Asset Allocation Balanced Portfolio                           July 8, 2004
OM Asset Allocation Conservative Portfolio                       July 8, 2004
OM Asset Allocation Growth Portfolio                             July 8, 2004
OM Asset Allocation Moderate Portfolio                           July 8, 2004



Date: _________, 2004

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                                   SCHEDULE B

                            OLD MUTUAL ADVISOR FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

         1. Class-Specific Distribution Arrangements; Other Expenses.

         Institutional Class Shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or Service Fees.

         2. Voting Rights.

         Each Institutional Class shareholder will have a vote equal to the economic value of their Institutional Class Shares held. Institutional Class shareholders will be entitled to vote on issues relating to Institutional Class Rule 12b-1 expenses, if any (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Institutional Class differ from the interests on any other class.

         3. Conversion Rights.

         Institutional Class Shares do not have a conversion feature.

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                           OLD MUTUAL ADVISOR FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.       Class-Specific Distribution Arrangements; Other Expenses

         Sales Charges. Class A shares are sold at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Trust's Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers or transactions as permitted by Section 22(d) of the 1940 Act and as otherwise set forth in the Trust's Prospectus. Certain large purchases of Class A shares that are not subject to a front-end sales charge as a result of the foregoing may be subject to a contingent deferred sales charge ("CDSC"). The terms and conditions of the CDSC, including the period of years following acquisition of Class A shares that such CDSC will apply and the CDSC rate, shall be as set forth in the Trust's Prospectus the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A shares unless so provided in the Trust's Prospectus. The offering price of Class A shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

         Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lower of the cost or the current market value of the Class A shares being redeemed. The order in which Class A shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust's distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act and set forth in the Trust's Prospectus.

         Rule 12b-1 Fee. Class A shares may be subject to Rule 12b-1 fees as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust's distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class A shares of the Trust, which may include, without limitation, payment by the Trust's distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals ("Service Providers") for providing services in

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connection with the offering and sale of Class A shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to the Trust's distributor under the Rule 12b-1 Plan based on the average net asset value of Class A shares.

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         Service Fees. Class A shares may be subject to Service Fees as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by a Service Plan adopted by the Trust with respect to such fees. The Service Fees will be paid to the Trust's distributor as compensation for providing or arranging for the provision by Service Providers of personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class A shares. All or a portion of the Service Fees may be made to the Trust's distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust's distributor under the Service Plan based on the average net asset value of Class A shares that are serviced or supported by such Service Providers or distributor.

2. Voting Rights.

         Each Class A shareholder will have a vote equal to the economic value of their Class A shares held. Class A shareholders will be entitled to vote on issues relating to Class A Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class A differ from the interests of any other class.

3. Conversion Rights.

         Class A shares do not have a conversion feature.

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                            OLD MUTUAL ADVISOR FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS C SHARES

1. Class-Specific Distribution Arrangements; Other Expenses

         CDSC. Class C shares are sold at net asset value but are subject to a contingent deferred sales charge ("CDSC"). The CDSC shall apply for the period of one year following acquisition of Class C shares and at a rate as set forth in the Trust's Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class C shares unless so provided in the Trust's Prospectus. The offering price of Class C shares subject to a CDSC shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

         Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lesser of cost or current market value of the Class C shares being redeemed. The order in which Class C shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust's distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act.

         Rule 12b-1 Fee. Class C shares may be subject to a Rule 12b-1 fee as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust's distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class C shares of the Trust, which may include, without limitation, payment by the Trust's distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals ("Service Providers") for providing services in connection with the offering and sale of Class C shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Trust's distributor under the Rule 12b-1 Plan based on the average net asset value of Class C shares.

Service Fees. Class C shares may be subject to Service Fees as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by the Service Plan adopted by the Trust with respect to such fees. The Service Fees will be paid to the Trust's distributor as compensation for providing or arranging for

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the provision by Service Providers of personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class C shares. All or a portion of the Service Fees may be made to the Trust's distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust's distributor under the Service Plan based on the average net asset value of Class C shares that are serviced or supported by such Service Providers or distributor.

2. Voting Rights.

         Each Class C shareholder will have a vote equal to the economic value of their Class C shares held. Class C shareholders will be entitled to vote on issues relating to Class C Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class C differ from the interests of any other class.

3. Conversion Rights.

         Class C shares do not have a conversion feature.

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